Exhibit 99

Silicon Labs Announces Second Quarter 2019 Results

— IoT Powering Ahead on Wireless Strength —

AUSTIN, Texas — July 24, 2019 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its second quarter ended June 29, 2019. Revenue was at the midpoint of guidance at $206.7 million, up 10 percent from $188.1 million in the first quarter. Second quarter GAAP loss per share was $(0.37), which includes an approximate $(0.64) per share impact from a $28.1 million discrete tax charge to the GAAP tax provision related to a tax ruling on intercompany cost sharing arrangements. Second quarter non-GAAP diluted earnings per share were $0.83.

“We grew second quarter revenue 10 percent sequentially despite macro headwinds impacting the semiconductor industry,” said Tyson Tuttle, CEO of Silicon Labs. “We are gaining traction in our target markets, with total estimated design win lifetime revenue establishing a new record, up 25 percent year-on-year. Wireless products achieved more than one billion units shipped to date and established record revenue in the second quarter.”

Second Quarter Financial Highlights

•                  IoT revenue increased to $125 million, up 17% sequentially and 7% year-on-year.

•                  Infrastructure revenue declined to $44 million, down 4% sequentially and 15% year-on-year.

•                  Broadcast revenue was flat sequentially at $26 million, and down 23% year-on-year.

•                  Access revenue increased to $12 million, up 24% sequentially and down 23% year-on-year.

On a GAAP basis:

•                  GAAP gross margin was 61.5%.

•                  GAAP R&D expenses were $64 million.

•                  GAAP SG&A expenses were $49 million.

•                  GAAP operating income as a percentage of revenue was 7.0%.

•                  GAAP diluted loss per share was $(0.37).

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin was 61.6%.

•                  Non-GAAP R&D expenses were $50 million.

•                  Non-GAAP SG&A expenses were $38 million.

•                  Non-GAAP operating income as a percentage of revenue was 19.2%.

•                  Non-GAAP diluted earnings per share were $0.83.

Product Results

•                  Announced a collaboration with Signify, the world leader in lighting, to help ecosystem partners develop smart light switches for Philips Hue systems based on Silicon Labs’ Zigbee technology.

•                  Announced the adoption of Silicon Labs’ microcontrollers in the latest smart lock products from Yunding, an innovative smart device and cloud-based service provider in China and a key member of the Xiaomi Mi Ecosystem.

•                  Announced a collaboration with Notion, a home monitoring solution provider, on a battery-powered smart home sensor built on Silicon Labs’ Wireless Gecko platform.

•                  Launched Si539x jitter attenuating clocks with a fully integrated crystal, improving system reliability and performance while simplifying PCB layout in high-speed networking designs.

•                  Introduced high-performance Si5388 clocks combining Silicon Labs’ DSPLL technology with standards-compliant software to provide a complete timing solution and simplifying the adoption of the IEEE 1588 standard.

Business Outlook

The company expects third quarter revenue to be in the range of  $213 to $223 million, with sequential growth in IoT and Broadcast, Access flat, and a decline in Infrastructure, and estimates the following:

On a GAAP basis:

•                  GAAP gross margin at approximately 60.0%.

•                  GAAP operating expenses at approximately $112 million.

•                  GAAP effective tax rate of 10.5%.

•                  GAAP diluted earnings per share between $0.29 and $0.39.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin at approximately 60.0%.

•                  Non-GAAP operating expenses at approximately $89 million.

•                  Non-GAAP effective tax rate at 12.5%.

•                  Non-GAAP diluted earnings per share between $0.79 and $0.89.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (877) 344-7529 (US) or (412) 317-0088 (International) and entering access code 10133130. The replay will be available through August 24, 2019.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will,” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks associated with international activities (including trade barriers); risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenues	$206,709	$217,106	$394,822	$422,490
Cost of revenues	79,660	85,814	151,899	166,961
Gross profit	127,049	131,292	242,923	255,529
Operating expenses:
Research and development	63,856	59,495	125,422	114,323
Selling, general and administrative	48,637	53,796	97,853	99,490
Operating expenses	112,493	113,291	223,275	213,813
Operating income	14,556	18,001	19,648	41,716
Other income (expense):
Interest income and other, net	3,696	1,609	6,519	4,811
Interest expense	(5,005)	(4,888)	(10,002)	(9,771)
Income before income taxes	13,247	14,722	16,165	36,756
Provision (benefit) for income taxes	29,276	442	26,796	(3,929)

Net income (loss)	$(16,029)	$14,280	$(10,631)	$40,685

Earnings (loss) per share:
Basic	$(0.37)	$0.33	$(0.25)	$0.94
Diluted	$(0.37)	$0.32	$(0.25)	$0.92

Weighted-average common shares outstanding:
Basic	43,386	43,312	43,287	43,138
Diluted	43,386	44,294	43,287	44,106

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended June 29, 2019
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$206,709

Gross profit	127,049	61.5%	$326	$—	$—	$127,375	61.6%

Research and development	63,856	30.9%	6,459	7,687	—	49,710	24.0%

Selling, general and administrative	48,637	23.6%	6,884	2,469	1,248	38,036	18.4%

Operating income	14,556	7.0%	13,669	10,156	1,248	39,629	19.2%

	Three Months Ended June 29, 2019
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Non-cash Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income (loss)	$(16,029)	$13,669	$10,156	$1,248	$2,900	$24,476	$36,420

	GAAP Measure	Dilutive Securities Excluded From GAAP Measure Due to Net Loss					Non-GAAP Measure
Diluted shares outstanding	43,386	624					44,010

Diluted earnings (loss) per share	$(0.37)						$0.83

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending September 28, 2019
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	60.0%	0.0%	60.0%

Operating expenses	$112.0	$23.0	$89.0

Effective tax rate	10.5%	2.0%	12.5%

Diluted earnings per share - low	$0.29	$0.50	$0.79

Diluted earnings per share - high	$0.39	$0.50	$0.89

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 29, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$189,549	$197,043
Short-term investments	452,265	416,779
Accounts receivable, net	72,301	73,194
Inventories	73,865	74,972
Prepaid expenses and other current assets	59,662	64,650
Total current assets	847,642	826,638
Property and equipment, net	137,644	139,049
Goodwill	397,344	397,344
Other intangible assets, net	150,356	170,832
Other assets, net	69,954	90,491
Total assets	$1,602,940	$1,624,354

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,585	$41,171
Deferred revenue and returns liability	21,266	22,494
Other current liabilities	68,186	81,180
Total current liabilities	131,037	144,845
Convertible debt	361,430	354,771
Other non-current liabilities	59,202	57,448
Total liabilities	551,669	557,064
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 43,344 and 43,088 shares issued and outstanding at June 29, 2019 and December 29, 2018, respectively	4	4
Additional paid-in capital	99,665	107,517
Retained earnings	950,712	961,343
Accumulated other comprehensive income (loss)	890	(1,574)
Total stockholders’ equity	1,051,271	1,067,290
Total liabilities and stockholders’ equity	$1,602,940	$1,624,354

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Operating Activities
Net income (loss)	$(10,631)	$40,685
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation of property and equipment	8,447	7,643
Amortization of other intangible assets and other assets	20,476	18,366
Amortization of debt discount and debt issuance costs	6,659	6,354
Stock-based compensation expense	26,253	24,311
Deferred income taxes	24,043	(5,830)
Changes in operating assets and liabilities:
Accounts receivable	893	(16,705)
Inventories	1,118	(565)
Prepaid expenses and other assets	11,326	(1,759)
Accounts payable	5,321	2,980
Other current liabilities and income taxes	(18,101)	(17,249)
Deferred income, deferred revenue and returns liability	(1,228)	(4,193)
Other non-current liabilities	(3,222)	(3,260)
Net cash provided by operating activities	71,354	50,778

Investing Activities
Purchases of available-for-sale investments	(184,170)	(148,437)
Sales and maturities of available-for-sale investments	151,428	295,405
Purchases of property and equipment	(9,402)	(11,406)
Purchases of other assets	(2,588)	(5,893)
Acquisition of business, net of cash acquired	—	(239,729)
Net cash used in investing activities	(44,732)	(110,060)

Financing Activities
Repurchases of common stock	(26,716)	(3,397)
Payment of taxes withheld for vested stock awards	(14,509)	(18,408)
Proceeds from the issuance of common stock	7,109	6,585
Net cash used in financing activities	(34,116)	(15,220)

Decrease in cash and cash equivalents	(7,494)	(74,502)
Cash and cash equivalents at beginning of period	197,043	269,366
Cash and cash equivalents at end of period	$189,549	$194,864